Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE

Contact Information:
ESS Technology, Inc.	Rebecca Mack
Investor Relations	Bergman Mack & Associates
(510) 492-1161	(949) 981-4496
rebecca@bergmanmack.com
ESS Technology Reports

Fourth Quarter and Fiscal 2006 Results
     FREMONT, Calif., February 28, 2007—ESS Technology (Nasdaq: ESST) today reported net revenues for the fourth quarter of 2006 of $21.3 million compared to $44.1 million for the same period last year and compared to $23.2 million in the third quarter of 2006. GAAP net loss for the fourth quarter of 2006 was $10.4 million, or ($0.28) per diluted share, compared to the fourth quarter of 2005 GAAP net loss of $52.8 million, or ($1.33) per diluted share; the fourth quarter of 2005 results include a $42.7 million impairment of goodwill and intangibles. For the third quarter of 2006, GAAP net loss was $4.4 million, or ($0.11) per diluted share. Included in this quarter’s results was a $3.0 million write down in non-operating income of an investment the company made in 2003 and 2004; the investment was written down to an amount equal to our percentage ownership of the net book value of equity of this non-public entity.
     Non-GAAP net loss for the fourth quarter of 2006 was $7.3 million, or ($0.19) per diluted share, compared to the fourth quarter of 2005 non-GAAP net loss of $10.0 million, or ($0.25) per diluted share. For the third quarter of 2006, non-GAAP net loss was $18.4 million, or ($0.47) per diluted share. Non-GAAP net loss excludes the write-down of our investment, amortization of intangible assets, impairment of goodwill and intangibles, related tax effects, and stock compensation expenses under SFAS 123(R).

Ess Reports Fourth Quarter 2006 Results

     During the quarter, ESS entered into a licensing agreement with Silan for its standard definition DVD business in geographic areas other than South Korea and Japan. ESS recognized $2.3 million in license revenue during the quarter related to its standard definition DVD products.
     Revenues for the year ended December 31, 2006 were $100.5 million with a GAAP net loss of ($1.14) per diluted share compared to $181.9 million in revenues for the year ended December 31, 2005 and a GAAP net loss of ($2.50) per diluted share.
     Robert Blair, president and CEO of ESS Technology, commented, “Our restructuring efforts started to show up in the fourth quarter with operating expenses down $3.5 million and cash balances up slightly from the third quarter. And with the restructuring changes we announced last week, the sale of our high definition BluRay assets and technology and the closing of our image sensor operations, we expect to improve on those figures in the first quarter of 2007.”
     “Our goal and our focus is first to return the company to near break-even profitability and second to develop new opportunities to maximize shareholder value. We will discuss our restructuring efforts to date and our first quarter plan in greater detail during our conference call later today.”
First Quarter 2007 Guidance
     The forward-looking statements in this press release are based on current expectations. Any expectations based on these forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Continuing uncertainty in global economic conditions and rapid shifts in consumer preferences make it particularly difficult to predict product demand and other related matters. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.
     For the seasonally slower March quarter, we are projecting revenues of $14-16 million, with non-GAAP gross margins in the 10-15% range. We expect R&D expenses of 24-29% of revenues and SG&A expenses of 24-29% of revenues, and additional costs totaling approximately 4-5% of revenue for the new SFAS 123(R) stock option expensing rules. Overall, we expect GAAP net loss per diluted share of ($0.16) — ($0.20) and non-GAAP net loss per diluted share of ($0.14) - ($0.18). Non-GAAP net loss excludes stock option expensing and related tax effects. Our guidance for the

Ess Reports Fourth Quarter 2006 Results

quarter does not include any revenue, expenses, gain or related tax effect from the $13.5 million in proceeds from the sale of our Blu-ray technology and assets that was announced on February 16, 2007.
Earnings Conference Call
ESS Technology, Inc. has scheduled a conference call beginning 2:00 p.m. PDT / 5:00 p.m. EDT, February 28, 2007, to discuss its fourth quarter 2006 results. Investors are invited to listen to a live web cast of the conference call at http://www.prnewswire.com/ (Upcoming Conference Calls). A replay of the web cast will also be available at http://www.prnewswire.com/ or by telephone at (800) 642-1687 (U.S./Canada) / (706) 645-9291 (International), Reservation #6850932, beginning at 6:00 p.m. PDT / 9:00 p.m. EDT, February 28, 2007.
About ESS Technology
     ESS Technology, Inc. designs and markets high-performance digital video processors for the consumer market.
     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology’s common stock is traded on the Nasdaq National Market under the symbol “ESST”. ESS Technology’s web site address is: http://www.esstech.com.
(ATTACHMENTS: Condensed Consolidated Summary Financial Statements)
The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, the possible deterioration of revenues associated with our restructuring efforts, the possible sale or close of additional assets or businesses and the impact of such transactions, the impact of competitive products and pricing, the possible reduction of consumer spending occasioned by general economic conditions, continued growth in demand for consumer electronics products, the timely availability and acceptance of ESS’ products, the uncertainty of the outcome of any litigation proceedings, and the other risks detailed from time to time in the SEC reports of ESS, including the reports on Form 10-K, Form 10-Q and Form 8-K (if any) which we incorporate by reference. Examples of forward-looking statements include statements regarding ESS’ future financial results, specifically statements regarding improvement in the coming quarters of the Company’s gross margins and profitability due to any new products, operating results, business strategies, projected costs, projected gross margins, projected profitability, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “will”, “expect”, “anticipate”, “believe”, “continue”, “plan”, “should”, other comparable terminology or the negative of these terms. Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31,	December 31,
	2006	2005

ASSETS

Current Assets:
Cash and cash equivalents	$33,731	$68,630
Short-term investments	10,264	31,092
Accounts and other receivables, net	10,343	20,785
Inventories	8,278	12,477
Prepaid expenses and other assets	1,764	4,241

Total current assets	64,380	137,225

Property, plant and equipment, net	16,996	21,133
Prepaid license fees	375
Intangible assets, net	—	795
Investment and other assets	8,677	12,688

Total assets	$90,428	$171,841

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$20,404	$35,916
Income taxes payable and deferred income taxes	23,001	42,591

Total current liabilities	43,405	78,507

Shareholders’ Equity:
Common stock	175,528	177,545
Accumulated other comprehensive income	86	286
Accumulated deficit	(128,591)	(84,497)

Total shareholders’ equity	47,023	93,334

Total liabilities and shareholders’ equity	$90,428	$171,841

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

Net revenues	$21,319	$44,079	$100,465	$181,921
Cost of revenues	17,545	37,065	97,640	169,312

Gross profit	3,774	7,014	2,825	12,609

Operating expenses:
Research and development	7,815	8,648	36,044	33,983
Selling, general and administrative	4,955	7,812	27,566	34,973
Impairment of goodwill and intangibles	—	42,743	—	42,743

Operating loss	(8,996)	(52,189)	(60,785)	(99,090)

Non-operating income (loss), net	(2,515)	170	(652)	1,316

Loss before income taxes	(11,511)	(52,019)	(61,437)	(97,774)
Provision for (benefit from) income taxes	(1,079)	805	(17,343)	1,779

Net loss	$(10,432)	$(52,824)	$(44,094)	$(99,553)

Net loss per share — basic and diluted	$(0.28)	$(1.33)	$(1.14)	$(2.50)

Shares used in per share calculation — Basic and diluted	37,450	39,839	38,723	39,781

Non-GAAP Measures
To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we use non-GAAP measures of net loss and loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business.
Non-GAAP Net Loss.
Non-GAAP net loss excludes the write-down of our investment, amortization of intangible assets, impairment of goodwill and intangibles, related tax effects, release of income tax payable, and stock compensation expenses under SFAS 123(R). Management believes that the non-GAAP net loss measure is useful information to investors because it provides our investors with a means to conduct a meaningful, consistent comparison to our prior periods’ results and to our investors’ expectations for GAAP net loss. Given the significant effect of the non-GAAP adjustments, we believe that non-GAAP net loss is a useful means to demonstrate the sustainability of our performance in a manner not affected by unusual events and charges required by GAAP accounting. We use non-GAAP net loss to conduct and evaluate our business. It is the primary means for us to assess on-going operating performance and to set future operating performance expectations. The economic substance behind our decision to use non-GAAP net loss is that the adjustments to net loss, which did not reflect the on-going sustainability of performance, had the effect of reducing net loss by approximately $3.2 million and $42.8 million for the three months ended December 31, 2006 and 2005, respectively. Despite the importance of this measure to management in goal-setting and performance measurement, we stress that non-GAAP net loss is a non-GAAP financial measure that has no standardized meaning defined by GAAP and, therefore, has limits in its usefulness to investors. Because of its non-standardized definitions, non-GAAP net loss (unlike GAAP net loss) may not be comparable with the calculation of similar measures of other companies. Non-GAAP net loss is presented solely to enable investors to more fully understand how management assesses the performance of our company. We compensate for these limitations by providing full disclosure of the net loss on a basis prepared in conformance with GAAP to enable investors to consider net loss determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate.
Non-GAAP Net Loss Per Share.
Non-GAAP net loss per share excludes the write-down of our investment, amortization of intangible assets, impairment of goodwill and intangibles, related tax effects, release of income tax payable, and stock compensation expenses under SFAS 123(R). Management believes that the non-GAAP net loss per share measure is useful information to investors because it provides a basis for investors to compare the performance of our operations to prior periods’ results and to their expectations for performance. It also provides a useful means for investors to evaluate the profitability and sustainability of on-going operations. Given the market’s focus on earnings per share and adjusted earnings per share measures, by providing an adjusted earnings per share measurement and showing the components thereof, we seek to eliminate confusion in the marketplace and to provide a consistent means for evaluation of performance. We use non-GAAP net loss per share to conduct and evaluate our business by comparing the measure to prior periods using a consistent method of calculation. We review non-GAAP net loss per share as a primary indicator of the profitability and sustainability of the underlying business, and we use the measure to compare performance to the objectives identified for the business during our budget process. Our budget process includes only revenue and expenses relating to the on-going business operations, in an effort to better manage the on-going operations in a meaningful manner. The economic substance behind our decision to use non-GAAP net loss per share is that without it, the significance of the adjustments during these periods may make it difficult for an investor to assess the on-going performance of the operations of our business. A material limitation associated with the use of this measure as compared to the GAAP measure of net loss per share is that it is a non-GAAP measure which is adjusted for the after tax effect of amortization of intangible assets, and stock option expenses under FAS 123(R), and release of income taxes payable, and, as such, has no standardized measurement prescribed by GAAP and accordingly has limits in its usefulness to investors. Non-GAAP net loss per share may not be comparable with the calculation of non-GAAP earnings per share for other companies. We compensate for these limitations when using non-GAAP net loss per share by providing full disclosure of the earnings (loss) per share measurement on GAAP basis in the financial statements and related commentary in our quarterly release which investors can use to appropriately consider earnings (loss) per share determined under GAAP as well as on an adjusted basis.

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
(unaudited)
(in thousands)

	Three months ended
	December 31,	December 31,	September 30,
	2006	2005	2006
Net loss — GAAP basis	$(10,432)	$(52,824)	$(4,367)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	—	699	—
Selling, general and administrative expense	—	270	—
Write down of Investment	3,000	—	—
Impairment of goodwill and intangibles	—	42,743	—
Stock-based compensation
Cost of revenues	34	—	46
Research and development	54	—	444
Selling, general and administrative expense	63	—	405
Tax effects	—	(920)	—
Release of tax payable	—	—	(14,933)

Net loss — Non-GAAP	$(7,281)	$(10,032)	$(18,405)

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET LOSS PER SHARE TO NON-GAAP NET LOSS PER SHARE
(unaudited)
(in dollars)

	Three months ended
	December 31,	December 31,	September 30,
	2006	2005	2006
Basic and Diluted:
GAAP basic and diluted net loss per share	$(0.28)	$(1.33)	$(0.11)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	—	0.02	—
Selling, general and administrative expense	—	0.01	—
Write down of Investment	0.08	—	—
Impairment of goodwill and intangibles		1.07
Stock-based compensation
Cost of revenues	—	—	—
Research and development	—	—	0.01
Selling, general and administrative expense	0.01	—	0.01
Tax effects	—	(0.02)	—
Release of tax payable	—	—	(0.38)

Non-GAAP basic and diluted net loss per share	$(0.19)	$(0.25)	$(0.47)